Exhibit (g)(4)


                      AMENDMENT TO THE CUSTODY AGREEMENT BY
                 AND BETWEEN NATIONAL INVESTORS CASH MANAGEMENT
                                   FUND, INC.
                            AND THE BANK OF NEW YORK

         Amendment made as of April 4, 2002 to the Custody Agreement dated as of February 26, 1998, as amended (the "Agreement"), by and between NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. (the "Company") and The Bank of New York (the "Bank").

                                   WITNESSETH:

WHEREAS, the Company and the Bank desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.   Appendix B is revised as follows:

                                   APPENDIX B
                                     SERIES
                             Money Market Portfolio
                            U.S. Government Portfolio
                               Municipal Portfolio
                           Money Market Plus Portfolio

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.


                         NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.

                                  By:  /s/  George A. Rio
                                       ---------------------------


                         THE BANK OF NEW YORK

                                  By: /s/  Edward G. McGann
                                      ----------------------------